EXHIBIT 32

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350
          In connection with the Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) of Spark Energy, Inc., a Delaware corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, Nathan Kroeker, Principal Executive Officer of the Company, and James G. Jones II, Principal Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 5, 2020

/s/Nathan Kroeker
Nathan Kroeker
President and Chief Executive Officer (Principal Executive Officer)

/s/James G. Jones II
James G. Jones II
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)